Exhibit 3.3

Regulations of the Board of Company Auditors

of

Earlyworks Co., Ltd.

Article 1. Purpose of the regulations

These Regulations shall govern the matters concerning the Board of Company Auditors of the Company under laws and ordinances and its Articles of Incorporation.

Article 2. Composition

(1)	The Board of Company Auditors shall be composed of all of the Company Auditors of the Company.

(2)	The Board of Company Auditors shall have a Full-time Company Auditor.

(3)	In addition to the preceding paragraph, the Board of Company Auditors shall have a Chairperson of the Board of Company Auditors and a Specified Company Auditor as stipulated in Article 7 hereof.

Article 3. Purpose of the Board of Company Auditors

The Board of Company Auditors shall be reported to on important matters concerning audits and shall discuss and resolve those matters, but that does not preclude the Company Auditors from exercising their powers.

Article 4. Duties of the Company Auditors

The Board of Company Auditors shall perform the duties set out below. However, the determination set out in Item 3 may not preclude any Company Auditor from exercising his or her powers as a Company Auditor.

(i)	Preparation of audit report;

(ii)	Election and discharge of Full-time Company Auditors; or

(iii)	Determination of audit policies, methods of investigating the state of the Company’s business and assets, and other matters relating to the performance of Company Auditors’ duties.

Article 5. Election and Discharge of Full-time Company Auditor

The Board of Company Auditors shall, by its resolution, elect a Full-time Company Auditor from among the Company Auditors and discharge the Full-time Company Auditor.

Article 6. Chairperson

(1)	The Board of Company Auditors shall, by its resolution, determine a Chairperson of the Board of Company Auditors.

(2)

In addition to the duties set out in Article 9, Paragraph 1, the Chairperson shall also carry out the duties that are delegated by the Board of Company Auditors, but that does not preclude each Company Auditor from exercising his or her powers.

Article 7. Specified Company Auditor

(1)	The Board of Company Auditors shall, by its resolution, determine a person to carry out the duties set out below (the “Specified Company Auditor”):

(i)

to receive from the Board of Directors the business report and schedules attached thereto and the accounts-related documents, all of which the Board of Company Auditors should receive, and submit them to the Board of Company Auditors;

(ii)

to provide notice of the contents of the Board of Company Auditors’ audit report relating to the business report and schedules attached thereto to the Director stipulated as the person to receive that notice (the “Specified Director”);

(iii)	to agree with the Specified Director on a date to provide the notice set out in the preceding Item;

(iv)	to receive from the accounting auditor a notice on the contents of the accounting audit report and notify the other Company Auditors of the contents of that audit report;

(v)	to agree with the Specified Director and the accounting auditor on a date to receive the notice set out in the preceding Item;

(vi)	to notify the Specified Director and the accounting auditor of the contents of the Board of Company Auditors’ audit report relating to the accounts-related documents; or

(vii)	to agree with the Specified Director on a date to provide the notice set out in the preceding Item.

(2)	The Specified Company Auditor shall be a Full-time Company Auditor.

Article 8. Timing of Meetings

Meetings of the Board of Company Auditors shall be held at least once a month. However, meetings may be held from time to time whenever necessary.

Article 9. Convener

(1)	The Chairperson of the Board of Company Auditors shall convene and operate the meetings of the Board of Company Auditors.

(2)	Each Company Auditor is entitled to request the Chairperson to convene a meeting of the Board of Company Auditors.

(3)

If the Chairperson does not convene a meeting of the Board of Company Auditors despite a request made under the preceding paragraph, the Company Auditor who made the request will be entitled to convene and operate the meeting himself or herself.

Article 10. Convocation Procedures

(1)

To convene a meeting of the Board of Company Auditors, a notice of convocation shall be dispatched to each Company Auditor at least 3 days before the date of the meeting. However, in case of urgent need that period may be shortened.

(2)	If the unanimous consent of all of the Company Auditors is obtained, a meeting of the Board of Company Auditors may be held without following the procedures for convocation.

Article 11. Method of Resolutions

(1)	Resolutions of a meeting of the Board of Company Auditors shall be adopted by a majority of all the Company Auditors.

(2)	Before adopting any resolution, Company Auditors shall conduct deliberations based on sufficient materials.

Article 12. Resolutions of Audit Policies, etc.

(1)	The Board of Company Auditors shall resolve the audit policy, audit plan and audit method, and the allotment of audit services.

(2)

In addition to resolving the matters set out in the preceding paragraph, the Board of Company Auditors shall resolve any matters it deems necessary for performing its duties, such as the budget for audit expenses.

(3)	The Board of Company Auditors shall resolve the contents of the systems set out below and request Directors establish these systems:

(i)	Matters relating to employees who should assist the Company Auditors (“Company Auditor Staff”);

(ii)	Matters relating to the independence from Directors of the Company Auditor Staff;

(iii)	A system for Directors and employees to report to Company Auditors; or

(iv)	Any other system to ensure that Company Auditors’ audits are carried out effectively.

Article 13. Explanations to Representative Directors

(1)

The Board of Company Auditors shall hold meetings with the representative Directors on a regular basis to confirm the management policies of the representative Directors and to exchange opinions with the representative Directors on any issues to be addressed by the company, the risks surrounding the company, the status of the development of a favorable environment for Company Auditors’ audits, priority audit issues, and any other relevant matters and should endeavor to deepen their mutual understanding and trust with the representative Directors.

(2)	The Board of Company Auditors shall, as appropriate, report to the Representative Directors and the Board of Directors on audit policies and audit plans and the progress and results of audits.

(3)

In addition to determining matters stipulated under law, the Board of Company Auditors shall, upon consultation with Directors, determine the matters on which the Board of Directors and employees should report to the Board of Company Auditors under the systems set out in Item 3, Paragraph 3 of the preceding Article, and it shall be reported such matters.

Article 14. Reports to the Board of Company Auditors

(1)	Company Auditors shall report to the Board of Company Auditors on the progress of their business and shall report on that progress whenever required by the Board of Company Auditors.

(2)	A Company Auditor who has been reported by an accounting auditor, Director, employee of the Audit Office, or any other relevant person shall report thereon to the Board of Company Auditors.

(3)	When necessary, the Board of Company Auditors shall request reports from accounting auditors, Directors, employees of the Audit Office, and other relevant persons.

(4)

If a Company Auditor, accounting auditor, Director, an employee of, for example, the Audit Office, or any other person notifies all of the members of the Board of Company Auditors of matters that should be reported to the Board of Company Auditors as set out in the preceding 3 paragraphs, those matters shall not be required to be reported to the Board of Company Auditors.

Article 15. Measures to be Taken on Receiving Reports

If the Board of Company Auditors receives a report as set out below, it shall conduct the necessary investigation and take measures appropriate to the circumstances:

(i)	A report from a Director that a fact has been discovered that might cause significant damage to the Company;

(ii)

A report from an accounting auditor that a Director has acted improperly in relation to carrying out his or her duties or a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of laws or regulations; or

(iii)	A report from a Director or an employee on matters stipulated in advance on consultation with Directors.

Article 16. Preparation of Audit Reports

(1)	The Board of Company Auditors shall, after its deliberation, prepare the audit report of the Board of Company Auditors based on audit reports prepared by each Company Auditor.

(2)

If the contents of the Board of Company Auditors’ audit report differ from the contents of a Company Auditor’s audit report and that Company Auditor requests that the contents of his or her audit report be attached to the audit report of the Board of Company Auditors, then those contents shall be so attached.

(3)

Each Company Auditor shall sign or affix his or her name and seal to the Board of Company Auditors’ audit report. Full-time Company Auditors and outside Company Auditors shall enter or record in the audit report that they are Full-time Company Auditors or outside Company Auditors.

(4)	If the Company is to prepare extraordinary financial reports or consolidated financial reports, the preceding 3 paragraphs shall apply mutatis mutandis to the preparation of those documents.

Article 17. Consent etc. Concerning Appointment of Company Auditors

(1)	The following matters concerning the appointment of Company Auditors shall be resolved at a meeting of the Board of Company Auditors:

(i)	Consent for submission of a proposal concerning the appointment of Company Auditors to a general meeting of shareholders;

(ii)	Request for deliberation on the appointment of a Company Auditor at a general meeting of shareholders; or

(iii)	Request for submission of a proposal concerning the appointment of a Company Auditor to a general meeting of shareholders.

(2)	The preceding paragraph shall also apply mutatis mutandis to the appointment of Company Auditors to fill vacancies of Company Auditors.

Article 18. Determination, etc. Concerning Appointment of Accounting Auditors

The following matters concerning appointment, non-reappointment or discharge of accounting auditors shall be resolved at a meeting of the Board of Company Auditors:

(i)	Implementation of the policies of determining discharge or non-reappointment of an accounting auditor;

(ii)	Determining whether reappointment of an accounting auditor is appropriate;

(iii)	Determining contents of a proposal to a general meeting of shareholders concerning discharge or non-reappointment of an accounting auditor;

(iv)	Determining contents of a proposal to a general meeting of shareholders concerning appointment of an accounting auditor; or

(v)	Appointment of the person to temporarily perform the duties of an accounting auditor in its absence.

Article 19. Consent to Remuneration, etc. of the Accounting Auditor

The consent to the remuneration etc. of the accounting auditor and any person who temporarily performs the duties of an accounting auditor may be obtained by resolution of the Board of Company Auditors.

Article 20. Consent of the Board of Company Auditors to the Exemption of Directors from Some of their Liability, etc.

The consent of all Company Auditors set out below may be obtained upon consultation at a meeting of the Board of Company Auditors:

(i)	Consent for submission of a proposal concerning exemption of a Director from some of his or her liability to a general meeting of shareholders;

(ii)

Consent for submission of a proposal concerning an amendment to the Articles of Incorporation so as to enable the exemption of Directors from some of their liability by a resolution of a meeting of the Board of Directors to a general meeting of shareholders; or

(iii)

Consent for submission of a proposal by the Board of Directors for an amendment to the Articles of Incorporation so as to enable the execution of an agreement limiting some of the liability of Outside Directors to a general meeting of shareholders.

(2)	The consent set out in the preceding paragraph may be obtained in writing or by electromagnetic record in case of urgent necessity.

Article 21. Consent to Auxiliary Intervention

(1)

The consent of all of the Company Auditors for the Company’s providing auxiliary intervention for a Director defendant in a shareholder class action may be obtained upon consultation at the Board of Company Auditors.

(2)	The consent set out in the preceding paragraph may be obtained in writing or by electromagnetic record in case of urgent necessity.

Article 22. Deliberation on Exercise of Powers by Company Auditors

Company Auditors may deliberate on the following matters in advance at a meeting of the Board of Company Auditors when they exercise their powers or fulfill their obligations with respect to those matters:

(i)	Explanation about questions to a Company Auditor notified by a shareholder before a general meeting of shareholders;

(ii)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors, etc.;

(iii)	Report of opinions concerning proposals or documents or other things to be submitted to a general meeting of shareholders;

(iv)	Request for suspension of the acts of Directors that are beyond the scope of the Company’s purpose or that breach law, ordinance, or the Company’s Articles of Incorporation;

(v)	Statement of opinions on appointment, discharge, resignation and remuneration etc. of Company Auditors at a general meeting of shareholders;

(vi)	Matters about lawsuits between the Company and a Director; or

(vii)	Any other matters concerning the bringing of lawsuits, etc.

Article 23. Deliberation on Remuneration etc.

Deliberation of the remuneration etc. of Company Auditors may, if all Company Auditors have so consented, be made at a meeting of the Board of Company Auditors.

Article 24. Minutes

(1)

The Board of Company Auditors shall prepare minutes for its meetings, the contents of the minutes being the matters set out below, and each Company Auditor present shall sign or affix his or her name and seal to the minutes.

(i)

Place, date, and time of meeting (including the method of attendance of any Company Auditor, Director, or accounting auditor who was not at the location of the meeting but who attended the meeting of the Board of Company Auditors);

(ii)	Outline of the proceedings and the results thereof;

(iii)	If a Company Auditor stated his or her opinion or made a statement at the Board of Company Auditors’ meeting on any of the following matters, an outline of the details of the opinion or statement:

A.	A report from a Director that a fact has been discovered that might cause significant damage to the Company; and

B.

A report from an accounting auditor that a Director has acted improperly in relation to carrying out his or her duties or a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of laws or ordinances;

(iv)	The name or trade name of the Directors and the accounting auditors present at the meeting; and

(v)	The name of the Chairperson of the meeting.

(2)	If the report to the Board of Company Auditors is not necessarily pursuant to Article 14, Paragraph 4, minutes the contents of which shall be the matters set out below shall be prepared:
(i)	The content of matters that do not need to be reported to the Board of Company Auditors;

(ii)	The day the report to the Board of Company Auditors was no longer required; and

(iii)	The name of the Company Auditors who performed their duties in connection with preparing the minutes.

(3)	The Company shall retain the minutes set out in the preceding 2 paragraphs at its head office for 10 years.

Article 25. Code of Company Auditors Auditing Standards

In addition to being governed by laws, ordinances, the Articles of Incorporation, and these Regulations, matters concerning the Board of Company Auditors and the performance of the duties of Company Auditors shall be governed by the Code of Company Auditors Auditing Standards, which are determined by the Board of Company Auditors.

(Supplementary Provision)

1.	Any amendment to or abolition of these Regulations shall be made by a resolution of the Board of Company Auditors.

2.	These amendments to the Regulations are effective as of August 1, 2019.

(Changes)

Enforced on August 1, 2019

Partially amended and enforced on

May 18, 2020